UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

Mobivity Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3133 West Frye Road, # 215

Chandler, Arizona 85226

(Address of principal executive offices) (Zip Code)

(877) 282-7660

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

On March 26, 2026, Mobivity Holdings Corp. (the “Company”) consummated the sale of substantially all of the assets of the Company (the “Business”) to Mistplay, Inc. (“Buyer”), pursuant to that certain Asset Purchase Agreement, dated as of January 16, 2026 (the “Purchase Agreement”), by and among the Company, Buyer, and its affiliate, Reward Holdings, ULC (“Holdings”). The assets sold pursuant to the Purchase Agreement included substantially all of the assets used in the operation of the Business, including, among other things, (i) the accounts receivable, rebates receivable and other miscellaneous receivables; (ii) books, records, and files of the Business maintained by the Company and related to the Business; (iii) material intellectual property contracts and other contracts of the Company; (iv) intellectual property and the Company’s rights in software, IT systems, customer data, and business permits (to the extent transferable), together with related goodwill and certain insurance rights related to the Business; and (v) all additional assets, properties and businesses listed on Schedule 2.2(l) of the Purchase Agreement. In connection with the closing, Buyer assumed (i) certain liabilities relating to the acquired assets and (ii) accounts payable as set forth on Schedule 2.4(b) of the Purchase Agreement. The disposition was approved by the Company’s board of directors and by written consent of the requisite stockholders, as further described in the Company’s Definitive Information Statement on Schedule 14C filed on March 5, 2026 (the “Definitive Information Statement”). The foregoing descriptions of assets and liabilities purchased and assumed by Buyer are qualified in their entity by the terms of the Purchase Agreement, as summarized in the Definitive Information Statement.

The aggregate consideration paid to the Company under the Purchase Agreement consisted of (i) $5,118,756.43 in cash at closing, of which $300,000 was allocated to a reserve for certain employee obligations and (ii) 6,328,991 Class B common shares of Holdings. Under the Purchase Agreement, the Company is also entitled to potential additional contingent consideration in the form of equity interests in Holdings upon the achievement of specified earnout milestones as detailed further in the Purchase Agreement. The cash consideration of $5,118,756.43 paid at closing reflected a working capital shortfall of $181,243.57 pursuant to the applicable closing adjustments set forth in the Purchase Agreement. The foregoing description is qualified in its entirety by the terms of the Purchase Agreement, as summarized in the Definitive Information Statement.

As described in the Definitive Information Statement, the Company amended the terms of certain Convertible Promissory Notes (as defined in the Definitive Information Statement) and Senior Secured Convertible Promissory Notes (as defined in the Definitive Information Statement) which were then automatically converted into newly issued shares of Preferred Stock in connection with the closing of the acquisition, on the terms set forth in the Definitive Information Statement.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure in Item 2.01 regarding the Convertible Promissory Notes and Senior Secured Convertible Promissory Notes above is incorporated into this item 3.02 by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 26, 2026, the Company filed a Certificate of Amendment to its Articles of Incorporation to (i) increase the number of authorized shares of common stock from 100,000,000 to 200,000,000 shares, and (ii) authorize and designate a new series of up to 150,000,000 shares of Non-Voting Preferred Stock that is convertible into shares of the Company’s common stock, in each case as further described in the Definitive Information Statement. The filing of the Certificate of Amendment constituted the only amendment to the Company’s governing documents in connection with the transaction. As described in the Definitive Information Statement, the Company’s Board of Directors (the “Board”) unanimously approved the amendments by written consent on January 16, 2026 and February 2, 2026. The Company’s stockholders approved the amendments by written consent on the Record Date, as defined in the Definitive Information Statement.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

Mobivity Holdings Corp.

Condensed Consolidated Balance Sheets

Pro Forma

Pro Forma Balance Sheet Upon Closing (Unaudited)

ASSETS
Current assets
Cash	$6,608,422
Restricted Cash	284,965
Accounts receivable, net of allowance for doubtful accounts $61,420, and $44,752 respectively	—
Current assets from discontinued operations	—
Other current assets	30,295
Total current assets	6,923,682

Right to use lease assets	357,210
Intangible assets and software development costs, net	—
Fixed Assets	10,512
Investment in Stocks - Mistplay (1)	13,354,171
Other assets	18,226
TOTAL ASSETS	$20,663,801

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$2,116,055
Accrued interest	—
Accrued and deferred personnel compensation	—
Deferred revenue and customer deposits	37,879
Related party notes payable, net - current maturities	—
Notes payable, net - current maturities	—
Operating lease liability, current	322,944
Other current liabilities	314,786
Total current liabilities	2,791,664

Non-current liabilities
Related party notes payable, net - long term	—
Notes payable, net - long term	—
Operating lease liability	113,334
Other Non-Current Liabilities - related party	—
Other Non-Current Liabilities	—
Total non-current liabilities	113,334
Total liabilities	2,904,998

Commitments and Contingencies (See Note 9)

Stockholders’ deficit
Common stock, $0.001 par value; 100,000,000 shares authorized; 73,976,596 and 70,466,103, shares issued and outstanding	338,815
Equity payable	—
Additional paid-in capital	151,237,967
Accumulated other comprehensive loss	64,745
Accumulated deficit	(133,882,724)
Total stockholders’ deficit	17,758,803
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$20,663,801
$—

(1)	Based on a Par Value of $2.11 per share
(2)	Pro Forma based on most recently filed financials (September 2025). Final Adjusted Numbers to be reflected on YE 2025 and Q1 2026 Financial filings.

The Company’s unaudited pro forma condensed consolidated financial information giving effect to the disposition of substantially all of the assets of the Company described in Item 2.01 of this Current Report on Form 8-K (the “Disposition”), prepared in accordance with Article 11 of Regulation S-X, is filed herewith as Exhibits 99.1 and 99.2. The pro forma financial information filed herewith consists of: (i) an unaudited pro forma condensed consolidated balance sheet as of December 31, 2025, giving effect to the Disposition as if it had been consummated as of December 31, 2025; and (ii) an unaudited pro forma condensed consolidated statement of operations for the fiscal year ended December 31, 2025, giving effect to the Disposition as if it had been consummated as of January 1, 2025. The pro forma financial information has been prepared to reflect the terms of the Disposition as ultimately consummated on March 26, 2026.

The Definitive Information Statement included unaudited pro forma condensed consolidated financial information prepared in connection with the proposed Disposition at the time of that filing. The Company has reviewed the pro forma financial information included in the Definitive Information Statement in light of the Disposition as ultimately consummated and has determined that, as a result of the following material differences between the terms of the Disposition as proposed and as consummated, the pro forma financial information included in the Definitive Information Statement required adjustment and should not be relied upon in lieu of the updated pro forma financial information filed herewith:

The final cash consideration paid at closing was $5,118,756.43, reflecting a purchase price adjustment of $181,243.57 pursuant to the terms of the Purchase Agreement, compared to the unadjusted cash consideration of $5.3 million as described in the Definitive Information Statement.

Common stock increased by $112,544, reflecting changes in the conversion price and the number of shares issued in connection with fluctuations in the Company’s stock price.

Equity payable decreased due to the conversion of convertible notes at the closing of the acquisition. Additional paid-in capital increased as a result of changes in the convertible notes’ conversion price.

Accumulated deficit increased due to the net loss recognized at closing of the acquisition.

The updated pro forma financial information filed herewith as Exhibits 99.1 and 99.2 has been prepared to give effect to the Disposition as actually consummated, including the adjustments described above, in accordance with Article 11 of Regulation S-X. The updated pro forma financial information is based on the Company’s historical financial statements for the fiscal year ended December 31, 2025, which the Company believes satisfies the applicable age-of-financial-statements requirements under Article 11 of Regulation S-X as of the date of this Current Report on Form 8-K.

The pro forma financial information filed herewith is presented for informational purposes only and does not purport to represent what the Company’s actual consolidated financial position or results of operations would have been had the Disposition been consummated as of the assumed dates, nor does it purport to project the Company’s consolidated financial position or results of operations for any future period. The pro forma financial information should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes thereto previously filed with the Securities and Exchange Commission.

(d) Exhibits.

3.1	Certificate of Amendment to the Articles of Incorporation of the Company, dated March 26, 2026.
99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company. as of September 30.205.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

INCORPORATION BY REFERENCE

The SEC allows the Company to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this Information Statement. We incorporate by reference into this Information Statement the information and documents listed below that we have filed with the SEC:

●	Definitive Information Statement on Schedule 14C, filed on March 5, 2026.
●	Form 8-K, filed on January 20, 2026.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes this statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2026	MOBIVITY HOLDINGS CORP.

	By:	/s/ Bryce D. Daniels
Bryce D. Daniels
Chief Executive Officer